UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2020

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2020, GTY Technology Holdings Inc. (the “Company”) held its annual meeting of the Company’s shareholders (the “annual meeting”). At the annual meeting, a total of 31,061,552 (57.95%) of the Company’s issued and outstanding shares of common stock held of record as of April 27, 2020, the record date for the annual meeting, were present either in person or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals at the annual meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	To elect Harry L. You, William D. Green and Joseph Tucci as Class II directors on the Company’s Board of Directors, each to serve on the Company’s Board in accordance with the Company’s restated articles of organization until the 2023 annual meeting of the Company or until his successor is chosen and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Harry L. You	22,582,647	7,449,688	107,039	922,178
William D. Green	22,335,320	7,697,710	106,344	922,178
Joseph Tucci	20,352,164	9,680,171	107,039	922,178

2.	To ratify the appointment by the Company’s audit committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,904,691	2,685	154,176	-

3.	To approve the GTY Technology Holdings Inc. Amended and Restated 2019 Omnibus Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,065,147	967,741	106,486	922,178

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ TJ Parass
Name: TJ Parass
Title: Chief Executive Officer

Dated: June 26, 2020